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                                                                   EXHIBIT 10.35

                       TRANSITIONAL COST SHARING AGREEMENT

This TRANSITIONAL COST SHARING AGREEMENT ("Agreement") made effective as of the 14th day of April, 2005, by and among FIS Management Services, LLC, a Delaware limited liability company ("FIS Management"); Lender's Service Title Agency, Inc., an Ohio corporation ("LSI Ohio"); LSI Alabama, LLC, an Alabama limited liability company ("LSI Alabama"); LSI Maryland, Inc., a Maryland corporation ("LSI Maryland"); LSI Title Agency, Inc., an Illinois corporation ("LSI Illinois"); LSI Title Company, a California corporation ("LSI California"); LSI Title Company of Oregon, LLC, an Oregon limited liability company ("LSI Oregon"); and Chicago Title Insurance Company, a Missouri-domiciled title insurance company ("CTI"). FIS Management, LSI Ohio, LSI Alabama, LSI Maryland, LSI Illinois, LSI California and LSI Oregon are collectively the "LSI Companies", and each LSI Company, together with CTI is a "Party" and collectively, the "Parties".

WHEREAS, each of the LSI Companies is owned directly or indirectly by Fidelity National Information Services, Inc., a Delaware corporation ("FNIS"); and

WHEREAS, CTI and FNIS are direct or indirect subsidiaries of Fidelity National Financial, Inc. ("FNF"); and

WHEREAS, FIS Management provides employee services to the LSI Companies; and

WHEREAS, one of the businesses of FNIS is the Lender's Services, or LSI, business; and

WHEREAS, the LSI business provides appraisal, title and closing services to residential mortgage originators and provides automated loan servicing; and

WHEREAS, LSI California, LSI Alabama, LSI Ohio, LSI Illinois, and LSI Oregon have each entered into an Issuing Agency Contract with CTI relating to the LSI business; and

WHEREAS, pursuant to a dividend approved by the Missouri Department of Insurance, CTI began transitioning the LSI business to the LSI Companies on October 31, 2004; and

WHEREAS, the transition of the LSI business to the LSI Companies is not occurring as quickly as anticipated in certain jurisdictions; and

WHEREAS, the LSI Companies desire that CTI continue to operate certain aspects of the LSI business on a direct basis in those jurisdictions in which the LSI Companies are not licensed or otherwise able to operate until such time as the LSI Companies become licensed or otherwise able to operate in those jurisdictions; and

WHEREAS, each Party participates in the operations of the LSI business to some extent and desires to cooperate in the sharing of certain costs associated with the LSI business, and desires further to share in the use of certain property, equipment, and facilities associated with the LSI business (collectively, "facilities"); and


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WHEREAS, the Parties contemplate that such an arrangement will achieve certain operating economies, and improve services to their mutual benefit; and

WHEREAS, the Parties wish to assure that all sharing of costs and the use of facilities incurred hereunder are reasonable, and in accordance with the requirements of the Missouri Department of Insurance, and to the extent practical, reflect actual costs and are arrived at in a fair and equitable manner.

NOW, THEREFORE, in consideration of the promises and of the mutual covenants herein contained, and intending to be legally bound hereby, the Parties agree as follows:

1. SHARING OF COSTS AND USE OF FACILITIES The Parties agree to share the costs of the employees performing services in connection with the LSI business. FIS Management will provide employees to perform the services. Compensation paid to FIS Management for such employees' services shall be on a cost basis and will be no greater than what each Party would expend in providing such services for itself.

The Parties also agree to share facilities needed in connection with the LSI business, including but not limited to, data processing, equipment, business property, whether owned or leased, and communication equipment.

Each Party's division of costs for the employees and facilities needed in connection with the LSI business will be determined on a monthly calendar basis as follows: the premiums for the LSI business of each of the Parties who are underwriters, underwritten title companies and agents are aggregated, and the percentage of the total is calculated for each company. The costs are then allocated to each Party based on those percentages. The allocation of costs shall be consistent with the provisions of any law or regulation that may apply.

CTI will provide escrow services and underwrite the LSI title insurance business on a direct basis pursuant to this Agreement only in those jurisdictions, as set forth on Schedule A attached hereto as amended from time to time by the LSI Companies, in which the LSI Companies cannot otherwise conduct the LSI business. Nothing contained herein shall alter the rights, duties, or responsibilities of the LSI Companies under their respective Issuing Agency Contracts with CTI in any jurisdiction not listed for "title" in Schedule A.

2. REPORTS AND PAYMENT Within thirty (30) days after the end of each month, each Party will submit to LSI California a written statement reflecting the total costs subject to this Agreement that were incurred by such Party in the preceding month, including costs not included in any previous statement. LSI California will review such written statements and make the necessary cost allocations to each Party based on the method set forth in Paragraph I of this Agreement. Reports shall be furnished monthly by LSI California to each Party; and each Party will remit what it owes within fifteen (15) days of receipt of the report.

3. RECORDS AND DOCUMENTS RELATING TO CHARGES Each Party shall be responsible for maintaining full and accurate accounting records of the sharing of employees and facilities pursuant to this Agreement in accordance with any law or regulation that may apply and such additional information as any other Party may reasonably request for purposes of its


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internal bookkeeping and accounting operations. Each Party shall make such accounting records insofar as they pertain to the computation of costs hereunder available at its principal offices for audit, inspection and copying by the recipient party or any governmental agency having jurisdiction over such recipient party during all reasonable business hours. All records generated by the employees in the performance of their duties under this Agreement in which a CTI title insurance policy is issued on a direct basis belong to CTI.

4. EFFECTIVE DATE This Agreement shall become effective as of the date first written above. Other direct or indirect subsidiaries of FNIS engaged in the LSI business may join this Agreement at a later date, subject to the approval all parties and subject to approval of the appropriate insurance department, if necessary, under any applicable insurance holding company act or regulation.

5. TERMINATION AND MODIFICATION This Agreement or any part thereof shall remain in effect until terminated in whole or in part as follows: (i) by mutual consent of all of the Parties, in which event the obligations under this Agreement shall terminate as of the date specified by the Parties; (ii) as to each LSI Company, upon giving thirty (30) days written notice to the other Parties, in which event, as to such LSI Company, the obligations under this Agreement shall terminate immediately upon expiration of the 30 day notice period, provided that the termination of the obligations under this Agreement as to such LSI Company shall not affect the effectiveness of this Agreement to the other LSI Companies;
(iii) immediately upon the occurrence of any event which results in National Title Insurance of New York Inc. becoming a direct or indirect subsidiary of FNIS; or (iv) as to CTI, immediately at such time as no jurisdiction is listed on Schedule A. Participation in this Agreement shall end immediately as to a LSI Company that is no longer affiliated with FNIS. This Agreement shall be subject to renegotiation at least every three years following the initial effective date of this Agreement. In the event of termination, each Party shall have the right to elect to continue to receive data processing services and/or to continue to utilize data processing facilities and related software for up to one year from the date of such notice. Upon termination, each Party shall deliver to the other Parties all books and records that are, or are deemed by this Agreement to be, the property of such Party and each Party shall provide a final written statement in accordance with Paragraph 2 of this Agreement.

This Agreement may be amended only by mutual consent in writing signed by each Party; provided however, that the deletion of a jurisdiction from Schedule A shall be effective upon written notice from the LSI Companies to CTI. No amendment of this Agreement, other than the deletion of a jurisdiction from Schedule A, shall be effective without the prior written approval of the Missouri Department of Insurance.

6. ASSIGNMENT This Agreement and any rights pursuant hereto shall not be assignable by any Party hereto, except by operation of law. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties hereto, or their respective legal successors, any rights, remedies, obligations or liabilities, or to relieve any person other than the Parties hereto, or their respective legal successors, from any obligations or liabilities that would otherwise be applicable.


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7. GOVERNING LAW This Agreement is made pursuant to and shall be governed by, interpreted under, and the rights of the Companies determined in accordance with, the laws of the State of Missouri notwithstanding the conflicts of laws provisions thereof.

8. ARBITRATION Any unresolved difference of opinion between the Companies arising out of or relating to this Agreement, or in the breach thereof, except as provided in Section 3, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the Expedited Procedures thereof, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall take place in the State of California. Arbitrations shall be governed by the laws of the State of Missouri.

9. NOTICE All notices, statements or requests ("Notice") provided for hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand to an officer of the other Party, or after one day when deposited with a nationally-recognized next-day courier service. All Notices shall be addressed to the addresses of the Parties as set forth on the signature pages hereof.

10. HEADINGS The headings of the various paragraphs of this Agreement are for convenience only, and shall be accorded no weight in the construction of this Agreement.

11. ENTIRE AGREEMENT This Agreement, together with such amendments as may from time to time be executed in writing by the Parties, constitutes the entire Agreement between the Parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized representative as of the date and year first above written.

FIS Management Services, LLC            Lender's Service Title Agency, Inc.


By: /s/ Todd C. Johnson                 By: /s/ Donald E. Partington
    ---------------------------------       ------------------------------------
Name: Todd C. Johnson                   Name: Donald E. Partington
Title: Senior Vice President            Title: Senior Vice President
Address: 601 Riverside Avenue           Address: 17911 Von Karman Avenue
         Jacksonville, FL 32204                  Irvine, CA 92614


LSI Alabama, LLC                        LSI Maryland, Inc.


By: /s/ Donald E. Partington            By: /s/ Donald E. Partington
    ---------------------------------       ------------------------------------
Name: Donald E. Partington              Name: Donald E. Partington
Title: Senior Vice President            Title: Senior Vice President
Address: 17911 Von Karman Avenue        Address: 17911 Von Karman Avenue
         Irvine, CA 92614                        Irvine, CA 92614


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LSI Title Agency, Inc.                  LSI Title Company


By: /s/ Donald E. Partington            By: /s/ Donald E. Partington
    ---------------------------------       ------------------------------------
Name: Donald E. Partington              Name: Donald E. Partington
Title: Senior Vice President            Title: Senior Vice President
Address: 17911 Von Karman Avenue        Address: 17911 Von Karman Avenue
         Irvine, CA 92614                        Irvine, CA 92614


LSI Title Company of Oregon, LLC        Chicago Title Insurance Company


By: /s/ Donald E. Partington            By: /s/ Todd C. Johnson
    ---------------------------------       ------------------------------------
Name: Donald E. Partington              Name: Todd C. Johnson
Title: Senior Vice President            Title: Senior Vice President
Address: 17911 Von Karman Avenue        Address: 601 Riverside Avenue
         Irvine, CA 92614                        Jacksonville, FL 32204


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